C&S 700 (Rev. (8/96)

            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                                           (FOR BUREAU USE ONLY)
_____________                                           _____________________

Name           Michigan Runner Service
               Attn: Cheryl Bixby
Address        P.O. Box 266
               1467 1/2 S. Main Street
City           Eaton Rapids, Michigan 48827                        Zip Code

                                                              EFFECTIVE DATE:
                                                              _______________

Document will be returned to the name and address you enter above.

                          ARTICLES OF ORGANIZATION
               For use by Domestic Limited Liability Companies
           (Please read information and instructions on last page)

                                                               B ____________

         Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is:
                      Chrysler Financial Company L.L.C.

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company is: Perpetual

ARTICLE IV

1.   The street address of the registered office is:

     c/o The Corporation Company
     30600 Telegraph Rd.           Bingham Farms, Michigan          48025
     -------------------           --------------                 ---------
      (Street Address)                 (City)                     (ZIP Code)


2.   The mailing address of the registered office if different than above:

     _____________________________________________ , Michigan  ______________
        (P.O. Box)                   (City)                      (ZIP Code)

3.   The name of the resident agent at the registered office is:

     The Corporation Company
     -----------------------

ARTICLE V

(Insert any desired additional provision authorized by the Act;
attach additional pages if needed.)

The business of the limited liability company is to be managed by managers instead of by its member.

Signed this 30th day of June, 1998

By /s/ Byron C. Babbish
   --------------------            ------------------       -----------------
       (Signature)                    (Signature)              (Signature)

     Byron C. Babbish
   --------------------            ------------------       -----------------
   (Type or Print Name)           (Type or Print Name)    (Type or Print Name)

(MICH. - LLC 3290 - 5/2/97)

  Name of Person or Organization               Preparer's Name and Business
         Remitting Fees:                             Telephone Number:

  ------------------------------               ----------------------------
                                               (   )
  ------------------------------               ----------------------------

                        INFORMATION AND INSTRUCTIONS


 1. The articles of organization cannot be filed until this form, or a comparable document, is submitted.

 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address you enter in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This document is to be used pursuant to the provisions of Act 23, P.A. of 1993, by two or more persons for the purpose of forming a domestic limited liability company. Use form 701 if the Limited Liability Company will be providing a personal service for which a license or legal authorization is required pursuant to Article 9 of the Act.

 4. Article I - The name of a domestic limited liability company is required to contain one of the following words or abbreviations: "Limited Liability Company", "L.L.C.", "L.C.", "LLC", or "LC".

 5. Article II - Under section 203(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the limited liability company is formed to engage in any activity within the purposes for which a limited liability company may be formed under the Act.

 6. Article III - The term of existence of the limited liability company must be reflected as a specific date, a number of years, or perpetual.

 7. Article IV - A post office box may not be designated as the address of the registered office.

 8. Article V - Section 401 of the Act specifically states the business shall be managed by members unless the Articles of Organization state the business will be managed by managers. If the limited liability company is to be managed by managers instead of by members, insert a statement to that effect in Article V.

 9. This document is effective on the date endorsed "Filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10. The Articles must be signed in ink by two or more of the persons who will be members. Names of person signing shall be stated beneath their signatures.

11. If more space is needed, attach additional pages. All pages should be numbered.

12.  NONREFUNDABLE FEE: Make remittance payable to the State of Michigan.
     Include limited liability company name on check or money order.....$50.00

13.  Mail form and fee to:

Michigan Department of Consumer and Industry Service
Corporation, Securities and Land Development Bureau
Corporation Division
P.O. Box 30054
Lansing, MI 48909-7554

The office is located at:
     6546 Mercantile Way
     Lansing, MI 48910
     (517) 334-6302

The exclusive right to use a name may be transferred to another person. To request a transfer, complete the following:

                   NOTICE OF TRANSFER OF NAME RESERVATION

Pursuant to Section 215(3), Act 284, Public Acts of 1972; Section 215(3), Act 162, Public Acts of 1982; Section 103(b), Act 213, Public Acts of 1982; or Section 205(2), Act 23, Public Acts of 1993, the undersigned hereby transfers to

Byron C. Babbish
-----------------------------------------------------------------------------
c/o The Corporation Company, 30600 Telegraph Rd., Bingham Farms, MI 48025
-----------------------------------------------------------------------------
                      (Name and Address of Transferee)

the right to exclusive use of the name   Chrysler Financial Company L.L.C.
                                       --------------------------------------
------------------------------------------- .

                              MRS/CHERYL J. BIXBY, AS ACTING AGENT
                              ------------------------------------
                                   (Name of Original Applicant)

                              By X  /s/ Cheryl J. Bixby
                                 ---------------------------------
                                        (Signature)

                        INFORMATION AND INSTRUCTIONS

1. Submit one original of this Application, or a comparable document, to apply for a name reservation. A true copy will be returned to the address you enter in the box on the front as evidence of filing.

2. If the name is available, the administrator shall reserve it for exclusive use of the applicant.

     Professional Services Corporations, Nonprofit Corporations, or
     Limited Partnerships: The Administrator, for good cause shown, may extend the reservation for periods of not more than two calendar months each. No more than two extensions shall be granted. Extension requests must be received in writing by the Bureau prior to the expiration of the reservation period.

     Profit Corporations and Limited Liability Companies: Upon expiration, the name may again be reserved by filing another application and fee.

3. Act 284, Public Acts of 1972; Act 192, Public Acts of 1962; Act 213, Public Acts of 1993 require certain words or abbreviations be included or excluded from the name of profit corporations, limited partnerships, or limited liability companies. Those required are:
          a.   Company, Corporation, Incorporated, Limited, Co., Corp.,
               Inc., or Ltd. in the name of domestic (non-professional service) corporations.
          b. Professional Corporation or P.C. in the name of professional service corporations.
          c.   Limited Partnership in the name of limited partnerships.
          d.   Limited Liability Company, L.L.C., or L.C. in the name of
               (non-professional service) limited liability companies.
          e.   Professional Limited Liability Company, P.L.L.C., or P.L.C.
               in the name of professional service limited liability
               companies.

     Those excluded are: Corporation, Incorporated, Corp., Inc. in the name of limited partnerships and limited liability companies.

4. The application for reservation of name and the notice of transfer of name reservation must be signed in ink by the applicant.

5. FEES: Make remittance payable to the State of Michigan. No fee for transfer or extension of reservation. Nonrefundable filing fee
               CORPORATION OR LIMITED PARTNERSHIP................... $10.00
               LIMITED LIABILITY COMPANY............................ $25.00

6.   Mail form and fee to:                   The Office is located at:

          Michigan Department of Commerce         6546 Mercantile Way
          Corporation and Securities Bureau       Lansing, MI 48910
          Corporation Division                    (517) 334-6302
          P.O. box 30054
          Lansing, MI 48909-7554